EXHIBIT 99.1

Support.com Reports Second Quarter 2011 Financial Results

REDWOOD CITY, CA -- (Marketwire) -- 07/27/2011 -- Support.com (NASDAQ: SPRT), a leading provider of cloud-based technology services and software for consumers and small business, today reported unaudited financial results for its second quarter ended June 30, 2011.

Q2 - 2011 Financial Summary

For the second quarter of 2011, total revenue was $13.5 million compared to $9.9 million in the second quarter of 2010 and $13.0 million in the first quarter of 2011.

On a GAAP basis, net loss from continuing operations for the second quarter of 2011 was $4.0 million, or $(0.08) per share, compared to $6.2 million, or $(0.13) per share, in the second quarter of 2010, and $3.1 million, or $(0.07) per share, in the first quarter of 2011.

Non-GAAP net loss from continuing operations for the second quarter of 2011 was $2.4 million, or $(0.05) per share, compared to $5.1 million, or $(0.11) per share, in the second quarter of 2010, and $2.2 million, or $(0.05) per share, in the first quarter of 2011.

Non-GAAP results exclude stock-based compensation expense, amortization of intangible assets, restructuring and impairment charges, and acquisition expense. These items impacted results from continuing operations by $1.6 million in the second quarter of 2011, $1.1 million in the second quarter of 2010, and $925,000 in the first quarter of 2011. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

"We made progress on many fronts in the second quarter," said Josh Pickus, President and Chief Executive Officer. "Our services rollouts, our software expansion and our investment in agent capacity position us well for the second half of the year."

Balance Sheet Information

At June 30, 2011 cash, cash equivalents and investments were $62.7 million compared to $72.7 million at March 31, 2011.  Cash usage in the quarter included approximately $8.8 million for the acquisition of SUPERAntiSpyware.

Recent Highlights

-- Total revenue for the second quarter grows 36% year over year
-- Software revenue for the second quarter increases 67% year over year
-- Xfinity Signature Support program expands across Comcast footprint
-- OfficeMax renews services agreement
-- New software product RapidStart launches
-- SUPERAntiSpyware acquisition expands software suite

Conference Call

Support.com will host a conference call discussing the Company's second quarter 2011 results on Wednesday, July 27, 2011 starting at 4:30 p.m. ET (1:30 p.m. PT). A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com's website at http://www.support.com/about/investor-relations/webcastsevents. The live call may be accessed by dialing (877) 312-8789 (domestic) or (253) 237-1314 (international) and referencing passcode 82802280. A replay of the call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing passcode 82802280.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) provides cloud-based technology services and software for consumers and small business. Support.com Personal Technology Experts provide a quick, cost-effective and stress-free technology support experience over the Internet and the phone using the Company's advanced technology platform. Support.com also offers a wide range of easy-to-use software products that detect and repair common computer problems and optimize performance. Support.com offers programs through many of the nation's leading retailers, broadband service providers, software vendors and PC/CE OEMs, and provides software to over a million consumers and small businesses. For more information please visit us at: www.support.com, www.facebook.com/support.com, or http://twitter.com/#!/support_com.

Support.com, Inc. is an Equal Opportunity Employer.

Support.com and Personal Technology Experts are trademarks or registered trademarks of Support.com, Inc. or its affiliates in the U.S. and other countries.

Note on Forward-Looking Statements

Statements made in this document that are not historical facts are "forward-looking statements" and accordingly involve risks and uncertainties that could cause actual results to differ materially from those described herein. Forward-looking statements include, for example, all statements relating to projected financial performance (including without limitation statements involving projections of revenue, margin, income (loss), earnings (loss) per share, cash usage, capital structure, and other financial items); the plans and objectives of management for future operations, products, services or investments; and future performance in economic and other terms. The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to retain and grow major partnerships, our ability to market and sell software and services directly to consumers and small businesses, our ability to maintain and grow revenue, our ability to scale and manage our workforce and our ability to control expenses and achieve desired margins. These and other risks are detailed in Support.com's reports filed with the Securities and Exchange Commission, including without limitation its latest Annual Report on Form 10-K and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com does not intend to update this information to reflect future events or circumstances, and disclaims any obligation to do so except as may be required by law.

Disclosure Regarding Non-GAAP Financial Measures

Support.com has excluded stock-based compensation expense, amortization of intangible assets, restructuring and impairment charges, and acquisition expense from its GAAP results in order to determine the non-GAAP financial measure of net income (loss) per share referenced in this document. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation. Management excludes stock-based compensation expense when evaluating its operating performance because such expense does not require cash settlement and because such expense is not used by management to assess the performance of the Company's business. Stock-based compensation expense was $1.1 million in the second quarter of 2011, compared to $1.0 million in the second quarter of 2010 and $805,000 in the first quarter of 2011.

B. Amortization of intangible assets. Management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such charges enables more consistent evaluation of the Company's operating performance. Management also excludes such charges because they represent non-cash expenses. Amortization expense was $122,000 in the second quarter of 2011, compared to $93,000 in the second quarter of 2010 and $83,000 in the first quarter of 2011.

C. Restructuring and impairment charges. Management excludes restructuring and impairment charges when evaluating its operating performance because the Company does not undertake restructurings on a predicable basis and excluding such charges enables more consistent evaluation of the Company's operating performance. Restructuring and impairment charges were $65,000 in the second quarter of 2011, compared to zero in the second quarter of 2010 and $37,000 in the first quarter of 2011.

D. Acquisition expense. Management excludes acquisition expense such as legal fees and advisor fees when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense enables more consistent evaluation of the Company's operating performance. Acquisition expense was $348,000 in the second quarter of 2011, compared to zero in the second quarter of 2010 and zero in the first quarter of 2011.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such charges and expenses will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,		December 31,
	2011	(1)	2010
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 60,031		$ 71,568
Accounts receivable, net	5,925		5,133
Prepaid expenses and other current assets	1,246		1,617
Total current assets	67,202		78,318
Long-term investments	2,659		2,667
Property and equipment, net	599		623
Purchased technology, net	185		226
Goodwill	13,621		10,181
Intangible assets, net	6,331		1,076
Other assets	623		648

Total assets	$ 91,220		$ 93,739

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$ 659		$ 536
Accrued compensation	1,438		1,248
Other accrued liabilities	3,994		3,575
Deferred revenue	3,211		1,574
Total current liabilities	9,302		6,933
Other long-term liabilities	835		749
Total liabilities	10,137		7,682

Stockholders' equity:
Common stock	5		5
Additional paid-in-capital	231,984		229,692
Accumulated other comprehensive loss	(1,416)		(1,331)
Accumulated deficit	(149,490)		(142,309)
Total stockholders' equity	81,083		86,057

Total liabilities and stockholders' equity	$ 91,220		$ 93,739

Note 1: 2011 amounts are subject to completion of management’s and its independent registered public accounting firm's customary closing and review procedures.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	(1)	2010	2011	(1)	2010
Revenue:
Services	$ 8,442		$ 6,882	$ 17,592		$ 13,612
Software and other	5,012		3,004	8,892		6,133
Total revenue	13,454		9,886	26,484		19,745

Cost of revenue:
Cost of services	6,601		7,346	13,418		12,830
Cost of software and other	433		335	837		683
Total cost of revenue	7,034		7,681	14,255		13,513
Gross profit	6,420		2,205	12,229		6,232
Operating expenses:
Amortization of intangible assets	122		93	205		181
Research and development	1,433		1,281	2,881		2,624
Sales and marketing	5,543		4,320	10,328		8,291
General and administrative	3,439		2,887	6,225		5,839
Total operating expenses	10,537		8,581	19,639		16,935

Loss from operations	(4,117)		(6,376)	(7,410)		(10,703)

Interest income and other, net	125		149	275		335

Loss from continuing operations, before income taxes	(3,992)		(6,227)	(7,135)		(10,368)

Provision for income taxes	29		10	31		22

Loss from continuing operations, after income taxes	(4,021)		(6,237)	(7,166)		(10,390)

Income/(loss) from discontinued operations, net of income taxes	(18)		2	(15)		(3)

Net loss	$ (4,039)		$ (6,235)	$ (7,181)		$ (10,393)

Basic and diluted earnings per share:
Loss from continuing operations, after income taxes	$ (0.08)		$ (0.13)	$ (0.15)		$ (0.22)
Income/(loss) from discontinued operations, after income taxes	(0.00)		0.00	(0.00)		(0.00)
Basic and diluted net loss per share	$ (0.08)		$ (0.13)	$ (0.15)		$ (0.22)

Shares used in computing per share amounts:
Basic	48,293		46,534	48,237		46,503
Diluted	48,293		46,534	48,237		46,503

Note 1:  2011 amounts are subject to completion of management’s and its independent registered public accounting firm's customary closing and review procedures.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

GAAP cost of revenue from continuing operations	$ 7,034	$ 7,681	$ 14,255	$ 13,513
Stock-based compensation (Cost of revenue portion only)	(59)	(40)	(114)	(80)
Restructuring and impairment charges (Cost of revenue portion only)	-	-	(37)	-
Non-GAAP cost of revenue from continuing operations	$ 6,975	$ 7,641	$ 14,104	$ 13,433

GAAP operating expenses from continuing operations	$ 10,537	$ 8,581	$ 19,639	$ 16,935
Stock-based compensation (Excl. cost of revenue portion)	(1,010)	(992)	(1,760)	(1,808)
Amortization of intangible assets	(122)	(93)	(205)	(181)
Restructuring and impairment charges (Excl. cost of revenue portion)	(65)	-	(65)	-
Acquisition expense	(348)	-	(348)	-
Non-GAAP operating expenses from continuing operations	$ 8,992	$ 7,496	$ 17,261	$ 14,946

GAAP net loss from continuing operations	$ (4,021)	$ (6,237)	$ (7,166)	$ (10,390)
Stock-based compensation	1,069	1,032	1,874	1,888
Amortization of intangible assets	122	93	205	181
Restructuring and impairment charges	65	-	102	-
Acquisition expense	348	-	348	-
Total impact of Non-GAAP exclusions	1,604	1,125	2,529	2,069
Non-GAAP net loss from continuing operations	$ (2,417)	$ (5,112)	$ (4,637)	$ (8,321)

Basic and diluted net loss per share from continuting operations
GAAP	$ (0.08)	$ (0.13)	$ (0.15)	$ (0.22)
Non-GAAP	$ (0.05)	$ (0.11)	$ (0.10)	$ (0.18)

Shares used in computing per share amounts (GAAP)
Basic	48,293	46,534	48,237	46,503
Diluted	48,293	46,534	48,237	46,503

Shares used in computing per share amounts (Non-GAAP)
Basic	48,293	46,534	48,237	46,503
Diluted	48,293	46,534	48,237	46,503

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets,  restructuring and impairment charges and acquisition expense. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2011 amounts are subject to completion of management’s and its independent registered public accounting firm's customary closing and review procedures.

Contact Information:

Investor Contact
Carolyn Bass and Scott Morgan
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com

Media Contact
Seth Geisler
Martin Levy Public Relations
(858) 610-9860
seth@martinlevypr.com